UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

November 2, 2004

Date of Report (Date of earliest event reported)

DIMON INCORPORATED

(Exact name of registrant as specified in its charter)

Virginia	000-25734, 001-13684	54-1746567
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

512 Bridge Street, Danville, Virginia	24541
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (434) 792-7511

N/A

(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

On November 1, 2004, DIMON Incorporated, a Virginia corporation (“DIMON”) and SunTrust Bank, as Trustee, executed (i) the First Supplemental Indenture, dated as of November 1, 2004 ( the “2011 Notes Supplemental Indenture”) supplementing the Indenture, dated as of October 30, 2001 (the “2011 Notes Indenture”) between DIMON and SunTrust Bank, as Trustee, governing DIMON’s 9 5/8% Senior Notes due 2011 and (ii) the First Supplemental Indenture, dated as of November 1, 2004 ( the “2013 Notes Supplemental Indenture,” and with the 2011 Notes Supplemental Indenture, the “Supplemental Indentures”) supplementing the Indenture, dated as of May 30, 2003 (the “2013 Notes Indenture,” and with the 2011 Notes Indenture, the “Indentures”) between DIMON and SunTrust Bank, as Trustee, governing DIMON’s 7 3/4% Senior Notes due 2013. The 2011 Notes Supplemental Indenture is filed as Exhibit 4.1 to this Report on Form 8-K and is incorporated herein by reference. The 2013 Notes Supplemental Indenture is filed as Exhibit 4.2 to this Report of Form 8-K and is incorporated herein by reference.

The Supplemental Indentures contain a waiver of past defaults and an amendment to the “Limitation on Restricted Payments” covenant in the Indentures.

The waiver of past defaults waives events of default under the Indentures arising from or related to four payments of dividends to holders of DIMON’s common stock and investments in a majority-owned subsidiary in violation of the “Limitation on Restricted Payments” covenant in the Indentures. Those payments constituted events of default under the Indentures because, at the time of such payments, DIMON was not able to borrow at least $1.00 of additional indebtedness under the Consolidated Interest Coverage Ratio test under the Indentures. The Consolidated Interest Coverage Ratio test provides that DIMON may incur additional indebtedness if, after giving effect to such incurrence, the ratio of DIMON’s Consolidated EBITDA to Consolidated Interest Expense is at least 2.75 to 1.00. The waiver also includes a waiver of related defaults or events of default under the Indentures, including defaults related to the failure to promptly notify the Trustee of such events of default.

The amendment to the “Limitation on Restricted Payments” covenant in the Indentures (a) permits DIMON to make regular cash dividend payments to holders of its common stock in an amount not to exceed $3.525 million in any fiscal quarter ending on or prior to June 30, 2005 and (b) allows DIMON to make up to $2 million of investments in majority-owned subsidiaries through December 31, 2005, in each case without regard to the DIMON’s ability to borrow under the Consolidated Interest Coverage Ratio test under the Indentures. Any dividend payments in excess of the quarterly amount or after June 30, 2005 and additional investments in non-wholly-owned subsidiaries will remain conditioned on the DIMON’s ability to incur additional indebtedness under the Consolidated Interest Coverage Ratio test.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
4.1	First Supplemental Indenture, dated as of November 1, 2004, supplementing the Indenture, dated as of October 30, 2001, between the Company and SunTrust Bank, as Trustee, governing to the Company’s outstanding 9 5/8% Senior Notes due 2011.

4.2	First Supplemental Indenture, dated as of November 1, 2004, supplementing the Indenture, dated as of May 30, 2003, between the Company and SunTrust Bank, as Trustee, governing to the Company’s outstanding 7 3/4% Senior Notes due 2013.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2004	DIMON INCORPORATED
(Registrant)

	By:	/s/ James A. Cooley
	Name:	James A. Cooley
	Title:	Senior Vice President - Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	First Supplemental Indenture, dated as of November 1, 2004, supplementing the Indenture, dated as of October 30, 2001, between the Company and SunTrust Bank, as Trustee, governing to the Company’s outstanding 9 5/8% Senior Notes due 2011.

4.2	First Supplemental Indenture, dated as of November 1, 2004, supplementing the Indenture, dated as of May 30, 2003, between the Company and SunTrust Bank, as Trustee, governing to the Company’s outstanding 7 3/4% Senior Notes due 2013.